Exhibit 99.9

ClearSign Combustion Corporation Announces Rights Offering

Hosting Conference Call on Tuesday, December 13th at 4:30pm ET

SEATTLE, December 7, 2016 - ClearSign Combustion Corporation (NASDAQ: CLIR) ("ClearSign" or the "Company"), an emerging provider of industrial combustion technologies that help to reduce emissions and improve efficiency, today announced that its board of directors has approved a rights offering.

The following are the key terms of the rights offering:

•	Rights will entitle existing shareholders to purchase a unit consisting of one share of common stock and one warrant for to purchase one share of common stock at a subscription price of $4.00 per unit.
•	Holders of common stock on the record date, December 19, 2016, will be able to participate in the rights offering.
•	Each stockholder will receive rights equal to 20% of the shares of common stock they hold on the record date. If fully subscribed, the offering would provide gross proceeds of $10.4 million.
•	Rights are non-transferrable and there are no over-subscription rights.
•	Rights must be exercised by January 13, 2017 and closing is expected in late January.
•	The warrant exercise price is $4.00 through the expiration date, which is two years after the closing of the rights offering.
•	The Company will use its best efforts to list the warrants for trading on NASDAQ.
•	MDB Capital Group LLC will act as dealer-manager and placement agent to offer units not subscribed for by shareholders on the same terms as the units sold under the subscription rights.

The Company and representatives of MDB Capital Group will conduct a conference call on Tuesday, December 13, 2016, at 4:30 PM Eastern Time to discuss the subscription procedure for the offering. Details of the conference call will be announced in the near future. To listen to the conference call, you should dial 1-866-372-4653 (international: +1-412-902-4217) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call.  To listen by webcast use this link: https://www.webcaster4.com/Webcast/Page/987/18830 or visit ClearSign's Investor Relations page. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10097637. The replay will be available for 7 days after the conference call.

The rights offering and placement of the units not subscribed for under the subscription rights will be made pursuant to the Company's effective shelf registration statement on file with the Securities and Exchange Commission (Reg. No. 333-208784). The information herein is not complete and is subject to change. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the rights, the units or the securities underlying the units, nor shall there be any sale of these securities in any state in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state or jurisdiction. The rights offering will be made only by means of a base prospectus and prospectus supplement, copies of which will be mailed to eligible stockholders as of the record date. Investors should consider the Company's objectives and risks carefully before investing. The base prospectus contains this and additional information about the Company and the prospectus supplement contains this and additional information about the rights offering and should be read carefully before investing. A copy of the base prospectus and the prospectus supplement may be obtained on the website of the Securities and Exchange Commission at www.sec.gov.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, our ability to close the offering on the expected closing date or at all, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Three Part Advisors, LLC for ClearSign

+1 817-310-8776

Media:

Brittney Garneau

Pierpont Communications for ClearSign

+1 713-627-2223

bgarneau@piercom.com